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                                                                   EXHIBIT 10.11



                            FIRST AMENDMENT TO LEASE


        This FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of this _____ day of November, 1999 by and between CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company ("Landlord"), and REDBACK NETWORKS INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Landlord and Tenant entered into a Lease dated October 27, 1999 (the "Lease"), for premises (the "Leased Premises") with a street address of 350 Holger Way, San Jose, California, and more particularly described in the Lease;

        B. Pursuant to Paragraph 2.5 of the Lease, Tenant has decided to construct the Improvement Work in the Leased Premises using Tenant's own contractor.

        C. Landlord and Tenant now desire to amend the Lease on the terms and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

                                    AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. LEASE COMMENCEMENT DATE. The term "Intended Lease Commencement Date" set forth in Article 1 of the Lease is hereby deleted and replaced with "Lease Commencement Date."

        2. DELIVERY OF PREMISES. Paragraphs 2.3, 2.4 and 2.5 are hereby deleted in their entirety and replaced with the following:

               2.3 LEASE COMMENCEMENT DATE AND LEASE TERM. The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on March 1, 2000 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

               2.4 DELIVERY OF POSSESSION. Landlord shall deliver the Leased Premises to Tenant with the Base Building (as defined below) substantially complete on the Effective Date of this Lease. If Landlord is unable to so deliver possession of the Base Building to Tenant in the agreed condition on the dates specified, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of sixty
(60) days after the Effective Date of this Lease (the "delivery grace period"). If Landlord is unable to deliver possession of the Base Building in the agreed condition to Tenant within the described delivery grace period (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant), then Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Base Building has been put into the agreed condition and are available for delivery to Tenant, unless Landlord's notice is not given in good faith. In the event that Tenant is delayed in commencing the Improvement Work due solely to Landlord's failure to deliver the Base Building "substantially complete," then the Lease Commencement Date shall be extended by one (1) day for each day that Tenant is so delayed.

               2.5 PERFORMANCE OF IMPROVEMENT WORK. Landlord has performed the work described as "Base Building" set forth in the Work Letter attached hereto and made a part of this Lease, subject to normal punchlist items specified by Tenant to Landlord in writing within ten (10) days of Landlord's delivery of the Base Building. Tenant shall, pursuant to the Work Letter, perform the work described as "Improvement Work" as set forth in the Work Letter. During Tenant's construction of the Improvement Work, Tenant shall comply with all of the terms and conditions of this Lease (including, without limitation, all insurance requirements), provided that no Base Monthly Rent or Additional Rent shall be due prior to the Lease Commencement Date.

        3. WORK LETTER. The Work Letter is hereby amended as follows:

               3.1 CONSTRUCTION OF IMPROVEMENT WORK. The first sentence of paragraph 1 of the Work Letter is hereby deleted and replaced with the following: "Tenant shall, through Tenant's general contractor, Permian Builders (the "Contractor"), furnish and install within the Leased Premises, substantially in accordance with the plans and specifications to be approved by Landlord and Tenant pursuant to paragraphs 3 and 4 below, certain items of general construction (the "Improvement Work")."

               3.2 BASE BUILDING. The second sentence of paragraph 2 of the Work Letter is deleted and replaced with the following: "Landlord hereby agrees to construct the Base Building in accordance with the Base Building Plans and all applicable Laws and the cost thereof shall not be deducted from the Tenant Improvement Allowance."

               3.3 APPROVAL OF WORKING DRAWINGS. Subparagraphs 5(c) and 5(d) are hereby deleted.


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               3.4 CHANGES, TENANT'S WORK; COMPLETION AND TENANT DELAYS.
Paragraphs 7, 8 and 9 are hereby deleted.

               3.5 CONSTRUCTION OF IMPROVEMENT WORK. The following provisions are hereby added to the Work Letter:

                      (a) After final approval of the Working Drawings by Landlord, Tenant shall proceed promptly to commence performance of the Improvement Work. Tenant's contractors shall be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and shall, at Landlord's option, be subject to administrative supervision by Landlord in their use of the Building. Contractor has been approved as Tenant's general contractor. Tenant shall furnish to Landlord a copy of the executed contract between Tenant and Contractor covering all of Tenant's obligations under this Work Letter. Landlord shall have no liability to Contractor or any subcontractors for the Improvement Work. Tenant shall use commercially reasonable efforts to cause the Improvement Work to be performed in as efficient a manner as is commercially reasonable. Tenant shall repair, or reimburse Landlord on demand for the cost of repairing, any damage to the Building caused by Tenant or its contractors during performance of the Improvement Work. Tenant's contractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations. Contractor shall obtain a builder's risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and Tenant's general contractor and subcontractors shall carry worker's compensation insurance for their employees as required by law. The builder's risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least thirty (30) days' prior written notice to Landlord.

                      (b) Any material changes in the Improvement Work from the final Working Drawings approved by Landlord shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Any material deviation in construction from the design specifications and criteria set forth herein or from the Working Drawings as approved by Landlord shall constitute a default for which Landlord may, within ten (10) days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten
(10) day period, or, if the cure reasonably requires more than ten (10) days, unless such default is cured as soon as reasonably practicable but in no event later than thirty (30) days after Landlord's notice to Tenant. Only new materials shall be used in the construction of the Improvement Work, except with the written consent of Landlord.

                      (c) During the construction of the Improvement Work, Tenant shall provide and pay for temporary connections for all utilities brought to the Building. Tenant shall be entitled to use the 100-amp electric panel that is currently installed in the Building provided that Tenant pays for the electric usage. Tenant is responsible for trash removal which shall be done continually at Tenant's sole cost and expense. No trash, or other debris, or other waste may be deposited at any time outside the Building. If so, Landlord may remove it at Tenant's expense, which expense shall equal the cost of removal plus twenty-five percent (25%) of such costs as a management fee.

                      (d) Storage of Tenant's contractors' construction materials, tools and equipment shall be confined within the Building, and in no event shall any materials or debris be stored outside of the Building.

                      (e) Tenant acknowledges that it has engaged its architects and shall be solely responsible for the actions and omissions of its architects and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architects or for delays caused by its architects. Landlord's approval of any of Tenant's architects or engineers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant's architects or engineers. Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant's architects and engineers.

                      (f) Landlord shall have the right to post in a conspicuous location on the Building or the Leased Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility.

                      (g) Without limiting the generality of the foregoing, any work to be performed outside of the Building shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.

                      (h) Tenant shall, upon completion of its work, submit to Landlord two (2) complete sets of plans (one (1) reproducible) and specifications plus one diskette or CD containing a full set of CAD files of the plans and specifications covering all of the Improvement Work, including architectural, mechanical, electrical, and plumbing, and telecommunications as built.

                      (i) Not later than the 25th day of each month Tenant shall submit applications for payment (from the Tenant Improvement Allowance) to Landlord in a form reasonably acceptable to Landlord, certified as correct by an officer of Tenant and by Tenant's architect, for payment of that portion of the cost of the Improvement Work allocable to labor, materials and equipment incorporated in the Building during the period from the first day of the same month projected through the last day of the month. Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Landlord, including the following:


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               1.     Invoices and canceled checks.

               2. Fully executed conditional lien releases in the form prescribed by law from the Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.

               3.     Contractor's worksheets showing percentages of completion.

               4.     Contractor's certification as follows:

        "There are no known mechanics' or materialmen's liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics' or materialmen's liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith."

                      (j) Tenant shall submit with each application for payment all documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.

                      (k) On or before the 15th day of the month following submission of the application for payment, Landlord shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the the amount of the Tenant Improvement Allowance, and the denominator of which is the sum of (i) estimated construction cost of all Improvement Work, and (ii) the estimated cost of all professional services, fees and permits in connection therewith. Tenant shall pay the balance of such payment, provided that at such time as Landlord has paid the entire Improvement Allowance on account of such Improvement Work, all billings shall be paid entirely by Tenant. If upon completion of the Improvement Work and payment in full to the Contractor, the architect and engineer, and payment in full of all fees and permits, the portion of the cost of the Improvement Work, architects' and engineers' fees, permits and fees theretofore paid by Landlord is less than the Improvement Allowance, Landlord shall reimburse Tenant for costs expended by Tenant for Improvement Work up to the amount by which the Improvement Allowance exceeds the portion of such cost theretofore paid by Landlord. Landlord shall have no obligation to advance the Improvement Allowance to the extent it exceeds the total cost of the Improvement Work. In no event shall Landlord have any responsibility for the cost of the Improvement Work in excess of the Tenant Improvement Allowance. Landlord shall have no obligation to make any payments to Contractor's material suppliers or subcontractors or to determine whether amounts due them from Contractor in connection with the Improvement Work have, in fact, been paid.

                      (l) Upon the completion of the Improvement Work, Tenant shall:

                             (i) Submit to Landlord a detailed breakdown of
Tenant's final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord.

                             (ii) Submit to Landlord all evidence reasonably
available from governmental authorities showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Building, including, without limitation, authorization for physical occupancy of the Building.

                             (iii) Submit to Landlord the as-built plans and
specifications referred to above.

                      (m) Tenant hereby assigns to Landlord on a NON-EXCLUSIVE basis any and all rights Tenant may have against Tenant's architects and contractors relating to the Improvement Work, without in any way obligating Landlord to pursue or prosecute such rights.

        4. RATIFICATION. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

        5. MISCELLANEOUS.

               (a) VOLUNTARY AGREEMENT. The parties have read this Amendment and on the advice of counsel they have freely and voluntarily entered into this Amendment.

               (b) ATTORNEY'S FEES. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

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               (c) SUCCESSORS. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

               (d) COUNTERPARTS. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

                                   LANDLORD:

                                   CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company

                                   By:    Corporate Technology Centre
                                          Partners LLC
                                          a California limited liability
                                          company
                                          Its Manager

                                          By:    Menlo Equities LLC
                                                 a California limited
                                                 liability company
                                                 Its Managing Member

                                                 By:   Menlo Equities, Inc.
                                                       Its Managing Member

Dated:                                                 By:
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                                                            Henry D. Bullock
                                                            President


                                   TENANT:

                                   REDBACK NETWORKS INC.,
                                   a Delaware corporation


Dated:                             By:
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